SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2012

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

In September 2010, the United Kingdom's Office of Fair Trading (the "OFT"), the competition authority in the U.K., announced it was conducting a formal early stage investigation into suspected breaches of competition law in the hotel online booking sector and contacted Booking.com B.V. and priceline.com Incorporated (together, the "Company"), and a number of other participants in the hotel online booking sector to request information.  In September 2010, the Company received a formal Notice of Inquiry from the OFT; the Company has cooperated with the OFT investigation and requests for information.

On July 31, 2012, the OFT issued a "Statement of Objections" ("SO") to Booking.com B.V., which sets out its preliminary views on why Booking.com and others in the hotel online booking sector have breached E.U. and U.K. competition law. The SO alleges, among other things, that there are agreements or concerted practices between hotels and Booking.com B.V. and at least one other online travel company that restrict Booking.com's (and the other travel company's) ability to discount hotel room reservations, which the OFT alleges is a form of resale price maintenance.

The Company disputes the allegations in the SO and intends to contest them vigorously. Booking.com runs an agency model hotel reservation platform in which hotels have complete discretion and control over setting the prices that appear on the Booking.com website.  Booking.com is a facilitator of hotel room reservations; it does not take possession of or title to hotel rooms and is not a reseller of hotel rooms.  Because Booking.com plays no role in price setting, does not control hotel pricing and does not resell hotel rooms, it does not believe that it engages in the conduct alleged in the SO.

The Company will have the right to respond to the allegations in the SO in writing and orally. If the OFT chooses to maintain its objections after hearing Booking.com's responses, the OFT will issue a "Decision" which will state its case against Booking.com and others under investigation. The Company expects that a final infringement Decision, if any, will be issued at the earliest in 2013. The Company will have the opportunity to challenge an adverse Decision by the OFT in the U.K. courts.

In connection with a Decision, the OFT may impose a fine against Booking.com. The Company estimates that a fine could range from $0 to approximately $50 million. A fine in this amount could adversely impact the Company's cash flow and results of operations in a given operating period. In addition, the OFT may require changes to Booking.com's business practices, including changes to its approach to pricing and the use of "Most Favored Nation" clauses in contracts with hotels.

The Company is unable at this time to predict the outcome of the proceedings before the OFT and, if necessary, before the U.K. courts, and the impact of changes to its business practices that may be required, if any, on the Company's business, financial condition and results of operations. In addition, the Company is also unable to predict at this time the extent to which other regulatory authorities may pursue similar claims against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
	Name:	Daniel J. Finnegan
	Title:	Chief Financial Officer

Date:  July 31, 2012